UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2015

CORNERSTONE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	000-30497	62-1173944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

835 Georgia Avenue, Chattanooga, Tennessee 37402
(Address of principal executive offices) (zip code)

(423) 385-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Cornerstone Bancshares, Inc. held its 2015 Annual Meeting of Shareholders on June 17, 2015. Matters submitted to the common stock shareholders at the meeting and voting results were as follows:

Item 1 – Approval of the Merger. Shareholders approved and adopted an Agreement and Plan of Merger dated December 5, 2014 by and among Cornerstone Bancshares, Inc. (the “Company”), SmartFinancial, Inc., (“SmartFinancial”), Cornerstone Community Bank and SmartBank, pursuant to which SmartFinancial will merge with and into the Company (the “Merger”), based upon the following voting results:

For	Against	Abstained	Broker Non-Votes
3,500,285	34,762	28,681	1,702,715

Item 2 – Approval of the Authorized Stock Amendment. Shareholders approved an amendment to the Company’s amended and restated charter to increase the number of authorized shares of the Company’s common stock from 20,000,000 to 40,000,000, based upon the following voting results:

For	Against	Abstained	Broker Non-Votes
5,063,016	174,745	28,682	-

Item 3 – Approval of the Reverse Stock Split Amendment. Shareholders approved the amendment to the Company’s amended and restated charter to provide that each four shares of the Company’s common stock currently issued and outstanding shall automatically be reclassified and changed into one fully paid and non-assessable share of common stock, based upon the following voting results:

For	Against	Abstained	Broker Non-Votes
5,009,148	250,809	6,486	-

Item 4 – Approval of the Amendment and Restatement Proposal. Shareholders approved the adoption of a second amended and restated Charter of the Company that, among other things, consolidates the foregoing amendments into a single instrument, as appropriate, changes the name of the Company to “SmartFinancial, Inc.” upon the effective time of the Merger, changes the Company’s principal address to 5401 Kingston Pike, Suite 600, Knoxville, TN 37919 upon the effective time of the merger; and determines the preferences, limitations and relative rights of the Cornerstone Non-Cumulative Perpetual Preferred Stock, Series B to be exchanged for the SmartFinancial Non-Cumulative Perpetual Preferred Stock, Series A at the effective time of the Merger, based upon the following voting results:

For	Against	Abstained	Broker Non-Votes
3,491,515	57,912	14,301	1,702,715

Item 5 – Approval of the Stock Plan Proposal. Shareholders approved the adoption of the Cornerstone 2015 Stock Incentive Plan, based upon the following voting results:

For	Against	Abstained	Broker Non-Votes
3,061,286	455,036	47,406	1,702,715

Item 6 – Approval of the Election of Directors. Shareholders approved to elect the following nine (9) directors to serve until the 2015 annual meeting of the shareholders or the elective time of the Merger, based upon the following voting results:

Nominee	For	Against	Abstained	Broker Non-Votes
Monique P. Berke	3,339,221	170,088	54,419	1,702,715
B. Kenneth Driver	3,465,773	37,673	60,282	1,702,715
Karl Fillauer	3,492,798	37,673	33,257	1,702,715
Nathaniel F. Hughes	3,503,145	27,737	32,846	1,702,715
Frank S. McDonald	3,495,286	35,391	33,051	1,702,715
Doyce G. Payne, M.D.	3,475,519	38,907	49,302	1,702,715
W. Miller Welborn	3,488,312	42,565	33,051	1,702,715
Billy O. Wiggins	3,477,079	37,348	49,301	1,702,715
Marsha Yessick	3,313,917	207,091	42,720	1,702,715

Item 7 – Approval of the Compensation. Shareholders approved, on an advisory basis, the compensation of the Company’s named executives in connection with the completion of the Merger, based upon the following voting results:

For	Against	Abstained	Broker Non-Votes
3,398,673	111,787	53,268	1,702,715

Item 8 – Ratification of Independent Accounting Firm. Shareholders ratified the appointment of Mauldin & Jenkins, LLC as the Company’s independent registered public accounting firm for 2015. based upon the following voting results:

For	Against	Abstained	Broker Non-Votes
5,236,718	23,043	6,682	-

Item 9 – Adjournment. Shareholders approved adjournment of the Company’s annual meeting if there was not sufficient votes to constitute a quorum at the Company’s annual shareholders meeting to a later date or dates in order to permit further solicitation of proxies, based upon the following voting results:

For	Against	Abstained	Broker Non-Votes
5,058,876	197,379	10,188	-

Matters submitted to the preferred stock shareholders at the meeting and voting results were as follows:

Item 1 – Approval of the Series A Redemption Amendment Proposal. Shareholders approved an amendment to the amended and restated charter of the Company to provide that the Company, at its option, may redeem, in whole or in part, at any time after March 31, 2015, the Series A preferred stock, at a redemption price equal to the sum of the original issue price per share of Series A preferred stock, plus any accumulated and unpaid dividends (regardless of whether any dividends are actually declared) through July 30, 2015, based upon the following voting results:

For	Against	Abstained	Broker Non-Votes
353,961	4,000	-	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE BANCSHARES, INC.
(Registrant)

Date: June 23, 2015	By:	/s/ Nathaniel F. Hughes
Nathaniel F. Hughes
President and Chief Executive Officer